UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

DAIS ANALYTIC CORPORATION
(Exact name of Registrant as specified in its charter)

New York	333-152940	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11552 Prosperous Drive Odessa, Florida 33556
(Address of principal executive offices) (Zip code)

(727) 375-8484
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 30, 2009, the Company entered into a subscription agreement with an investor pursuant to which the investor purchased 596,154 shares of Company’s Common Stock and a five year warrant to purchase an additional 298,078 shares of Common Stock at an exercise price of $.26 per share. The aggregate gross proceeds received by Company for this sale was $155,000.  The warrants are immediately exercisable and subject to adjustment for standard anti-dilutions events, including but not limited to stock dividends, split-up, reclassification or combination of Company’s share, exchange of stock for other Company stock, or certain capital reorganizations or reclassification of the capital stock or consolidation, merger or sale of substantially all Company’s assets. In addition, subject to certain conditions, upon the per share market price of the Common Stock (as defined in warrant) being $1.50 per share for ten consecutive trading days the Company may require the holder of the warrant exercise the warrant or it will automatically terminate. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act.

The proceeds are expected to be used for general working capital purposes.

On April 30, 2009, Company issued a five year warrant to purchase 250,000 shares of Common Stock at an exercise price of $.26 per share pursuant to a consulting agreement. The warrants are immediately exercisable and subject to adjustment for standard anti-dilutions events, including but not limited to stock dividends, split-up, reclassification or combination of Company’s share, exchange of stock for other Company stock, or certain capital reorganizations or reclassification of the capital stock or consolidation, merger or sale of substantially all Company’s assets. In addition, subject to certain conditions, upon the per share market price of the Common Stock (as defined in warrant) being $1.50 per share for ten consecutive trading days the Company may require the holder of the warrant exercise the warrant or it will automatically terminate. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act.

On April 6, 2009, and April 30, 2009, two investors elected to convert their 9% secured convertible notes and the related accrued interest in the amounts of $110,849 and $167,125 into 554,247 and 835,623 shares of Common Stock, respectively.  Such investors also received an additional warrant to purchase up to 166,500 and 249,750 shares of Common Stock, respectively, at an exercise price of $.25 per share in consideration for converting their 9% secured convertible note.

SIGNAUTRE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

July 7, 2009	By:	/s/ Timothy Tangredi
Timothy Tangredi
Chief Executive Officer, President and Chairman